Exhibit 10.1

FOURTH AMENDMENT TO BORROWING BASE

REVOLVING LINE OF CREDIT AGREEMENT

This Fourth Amendment to Borrowing Base Revolving Line of Credit Agreement (“Amendment”) is entered into to as of May 14, 2008 between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”), formerly referenced as Agent for Wachovia Financial Services, Inc., a North Carolina corporation, which Amendment is consented to by Guarantor WILLIAM LYON HOMES, a Delaware corporation (“Guarantor”).

RECITALS:

A. Borrower has received a revolving line of credit from Lender in the maximum commitment amount of $50,000,000.00 (the “Loan”) for the acquisition and development of Approved Subdivisions pursuant to the terms of that certain Borrowing Base Revolving Line of Credit Agreement dated as of February 14, 2006, between Borrower and Lender, and as amended by that certain First Amendment to Borrowing Base Revolving Line of Credit Agreement dated as of September 29, 2006, as further amended by that certain Second Amendment to Borrowing Base Revolving Line of Credit Agreement dated as of March 30, 2007, and as further amended by that certain Third Amendment to Borrowing Base Revolving Line of Credit Agreement dated as of January 23, 2008 (as the same may be further amended, modified, extended, renewed, restated or supplemented from time to time, the “Loan Agreement”) and as further evidenced by that certain Amended and Restated Borrowing Base Secured Promissory Note executed by Borrower and payable to the order of Lender (as amended, restated and otherwise modified from time to time, the “Note”). All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

B. The Loan is secured by, among other things, duly recorded Construction Deeds of Trust and Fixture Filing (With Assignment of Rents and Security Agreement), duly filed UCC-1 Financing Statements naming Borrower as Debtor and Lender as Secured Party, and such certain other assignments (collectively, as amended, restated and otherwise modified from time to time, the “Security Documents”).

C. Guarantor has executed certain documents in favor of Lender in connection with the Loan, including that certain Payment and Completion Guaranty Agreement (together with any other documents executed by any Guarantor in favor of Lender in connection with the Loan, each as may be amended, restated and otherwise modified from time to time, the “Guarantor Documents”).

D. The Note, the Security Documents, the Guaranty Documents, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as may be amended, modified, extended or restated from time to time, are sometimes referred to individually and collectively as the “Loan Documents”. Hereinafter, the Loan Documents shall mean such documents as modified in this Amendment.

E. The parties desire to modify the Loan Agreement and the Loan Documents as set forth below.

AGREEMENT:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	ACCURACY OF RECITALS.

Borrower and Lender acknowledge the accuracy of the recitals.

2.	MODIFICATION OF THE LOAN AGREEMENT AND LOAN DOCUMENTS.

2.1 Definitions.

2.1.1 The definition of “Commitment Amount” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“Commitment Amount” means TWENTY-FIVE MILLION AND NO/100THS DOLLARS ($25,000,000.00) subject to such increases or decreases thereof pursuant to Section 2.1(d) and Section 2.1(e); provided, however, upon the occurrence of a Term Out Date pursuant to Section 2.1(h), the Commitment Amount shall be deemed to be that amount which is equal to the aggregate amount of Outstanding Loan Borrowings as of such Term Out Date.

2.1.2 The definition of “Interest Rate” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“Interest Rate” means, at the election of Borrower in connection with any Advance Request pursuant to Section 2.2(a) (and otherwise subject to the provisions of Section 2.3 and Section 3 of the Note), either:

(a) At such time as the amount of Compensating Balances is equal to or greater than $10,000,000, (i) the LIBOR Rate plus 3.00%, or (ii) the Prime Rate plus 0.75%, in either case, rounded upwards to the nearest one-eighth percent (.125%), or

(b) At such time as the amount of Compensating Balances is equal to or greater than $5,000,000 but less than $10,000,000, (i) the LIBOR Rate plus 3.75%, or (ii) the Prime Rate plus 1.50%, in either case, rounded upwards to the nearest one-eighth percent (.125%), or

(c) At such time as the amount of Compensating Balances is less than $5,000,000, (i) the LIBOR Rate plus 4.00%, or (ii) the Prime Rate plus 2.00%, in either case, rounded upwards to the nearest one-eighth percent (.125%).

As used herein, “LIBOR Based Rate” means an Interest Rate based on the LIBOR Rate, and “Prime Based Rate” means an Interest Rate based on the Prime Rate. LIBOR Based Rates shall be adjusted from time to time as of each Interest Rate Adjustment Date. Prime Based Rates shall be adjusted from time to time as and when the Prime Rate is adjusted. Borrower may not elect to convert or otherwise change the Interest Rate except in connection with an Advance Request. Interest shall accrue on the entire outstanding balance of the Loan at the Interest Rate selected by Borrower until such time as Borrower elects to convert such Interest Rate to the other available Interest Rate (i.e., LIBOR Based Rate or Prime Based Rate); provided that the applicable Interest Rate shall be the Default Rate at any time an Event of Default has occurred and is continuing. In the event no such Interest Rate election is made by Borrower, the Interest Rate shall be deemed to be the LIBOR Based Rate.

2.1.3 The definition of “Facility LC Sublimit” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:

“Facility LC Sublimit” means the amount of Ten Million Dollars ($10,000,000).

2.1.4 The definition of “LIBOR Rate” in Section 1.1 of the Loan Agreement is hereby amended to provide that in no event shall the LIBOR Rate be less than 2.00%.

2.1.5 The definition of “Maturity Date” in Section 1.1 of the Loan Agreement is hereby amended by deleting the reference therein to “May 14, 2008” and inserting in place thereof “May 12, 2009”.

2.1.6 The definition of “Maximum Allowed Advance” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Maximum Allowed Advance” means the maximum advance rate with respect to any Pre-Development, Land, Lot or Unit, with such rate being equal to the following:

(a) With respect to Pre-Development Land:

(i) which constitutes Detached Lots, the lesser of (i) 50% of the Appraised Value of the Pre-Development Land, or (ii) 50% of the Pre-Development Land Acquisition Cost; and

(ii) which constitutes Attached Lots, the lesser of (i) 50% of the Appraised Value of the Pre-Development Land, or (ii) 60% of the Pre-Development Land Acquisition Cost.

(b) With respect to Land Under Development:

(i) which constitutes Detached Lots, the lesser of (A) 70% of the Appraised Value of the Land Under Development, or (B) 75% of the A&D Lot Development Budget Costs for such Land Under Development;

(ii) which constitutes Attached Lots (but excluding any High Density Lots), the lesser of (A) 65% of the Appraised Value of the Land Under Development, or (B) 70% of the A&D Lot Development Budget Costs for such Land Under Developments;

(iii) which constitutes High End Lots (but excluding any High Density Lots), the lesser of (A) 60% of the Appraised Value of the Land Under Development, or (B) 65% of the A&D Lot Development Budget Costs for such Land Under Development; and

(iv) with respect to any Land Under Development which constitutes High Density Lots, the Maximum Allowed Advance shall be determined by Lender as a condition precedent to the inclusion of the applicable Subdivision as an Approved Subdivision.

(c) With respect to A&D Completed Lots:

(i) which constitute Detached Lots, the lesser of (A) 75% of the Appraised Value of the A&D Completed Lot, or (B) 75% of the Total Lot Cost for the A&D Completed Lot;

(ii) which constitute Attached Lots (but excluding High Density Lots), the lesser of (A) 75% of the Appraised Value of the A&D Completed Lot, or (B) 75% of the Total Lot Cost for the A&D Completed Lot;

(iii) which constitute High End Lots (but excluding High Density Lots), the lesser of (A) 70% of the Appraised Value of the A&D Completed Lot, or (B) 70% of the Total Lot Cost for the A&D Completed Lot; and

(iv) which constitute High Density Lots, the Maximum Allowed Advance shall be determined by Lender as a condition precedent to the inclusion of the applicable Subdivision as an Approved Subdivision;

provided, however, that in the event the Lot term for A&D Completed Lots is extended pursuant to Section 3.2(c), the maximum advance rate with respect to A&D Completed Lots, whether constituting an Attached Unit or a Detached Unit, shall be the lesser of (A) 50% of the Appraised Value of the A&D

Completed Lot, or (B) 50% of the Total Lot Cost for the A&D Completed Lot.

(d) With respect to each Detached Unit:

(i) For each Presold Unit, the lesser of (A) 75% of the lower of the Appraised Value for that Unit or the estimated Net Sales Proceeds to be received with respect to that Unit pursuant to the applicable Purchase Contract, or (B) 95% of the Unit Cost for that Unit;

(ii) For each Spec Unit, the lesser of (A) 75% of the Appraised Value for that Unit or (B) 90% of the Unit Cost for that Unit; and

(iii) For each Model Unit, the lesser of (A) 75% of the Appraised Value for that Unit or (B) 85% of the Unit Cost for that Unit.

(e) With respect to each Attached Unit:

(i) For each Presold Unit, the lesser of (A) 75% of the lower of the Appraised Value for that Unit or the estimated Net Sales Proceeds to be received with respect to that Unit pursuant to the applicable Purchase Contract of the Appraised Value for that Unit, or (B) 90% of the Unit Cost for that Unit;

(ii) For each Spec Unit, the lesser of (A) 75% of the Appraised Value for that Unit or (B) 85% of the Unit Cost for that Unit; and

(iii) For each Model Unit, the lesser of (A) 75% of the Appraised Value for that Unit or (B) 75% of the Unit Cost for that Unit.

Provided, however, notwithstanding the foregoing in clauses (d) and (e), (i) with respect to each High End Unit, the foregoing Maximum Allowed Advance Rates with respect to such High End Unit, whether constituting an Attached Unit or a Detached Unit, shall be reduced by 5%; and (ii) with respect to any High Density Units, the Maximum Allowed Advance shall be determined by Lender as a condition precedent to the inclusion of the applicable Subdivision (which contains such High Density Units) as an Approved Subdivision.

2.1.7 The following definitions are hereby added to Section 1.1 of the Agreement:

“Compensating Balances” means the aggregate amount of deposits of WLH and any Affiliate of WLH maintained with Lender, including deposits in any interest-bearing account; provided, however, that such amount shall exclude the amount of any collateralized funds in any deposit account, including, without limitation, those funds in which Borrower has granted Lender a security interest in exchange for the issuance of any letter of credit.

“Facility Increase” means as defined in Section 2.1(d)(i).

2.2 Increase In Commitment Amount. The following Section 2.1(d) is hereby amended and restated in its entirety as follows:

(d) Increase In Commitment Amount.

(i) Request for Increase. Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, Borrower may, at any time and from time to time, request, by notice to Lender, Lender’s approval of an increase of the Commitment Amount (a “Facility Increase”) within the limitations hereafter described, which request shall set forth the amount of each such requested Facility Increase. Within twenty (20) days of such request, Lender shall advise Borrower of its approval or disapproval of such request, and failure to so advise Borrower shall constitute disapproval. If Lender approves of any such Facility Increase, then the Commitment Amount may be so increased up to the amount of such approved Facility Increase.

(ii) Requirements. Any Facility Increase shall be subject to the following requirements, limitations and conditions: (A) any increase in the Commitment Amount shall not be less than $5,000,000 (and shall be in integral multiples of $5,000,000 if in excess thereof); (B) after giving effect to the Facility Increase and all prior Facility Increases, the Commitment Amount shall not exceed Forty Million Dollars ($40,000,000); (C) Borrower shall have executed and delivered to Lender such Note or Notes as Lender shall require to reflect such Facility Increase; (D) Borrower shall have delivered to Lender appropriate opinions of counsel as to such matters as Lender may request; (E) any other Person who has executed any Loan Documents, shall have consented in writing to the Facility Increases and shall have agreed that their obligations under such Loan Documents continue in full force and effect; and (F) Borrower, and Lender shall otherwise have executed and delivered such other instruments and documents as Lender shall have reasonably requested in connection with such Facility Increase. The form and substance of the documents required under clauses (C) through (F) above shall be fully acceptable to Lender.

2.3 Extension of Maturity Date. Section 2.1(g) of the Loan Agreement is hereby amended and restated in its entirety as follows:

On or before each Facility Anniversary Date, upon any written request by Borrower delivered to Lender no earlier than ninety (90) days prior to such Facility Anniversary Date but no later than thirty (30) days prior to such Facility Anniversary Date, Lender, may, in its sole and absolute discretion, extend the Maturity Date then in effect for an additional twelve (12) month period; provided, however in no event shall any extension of the Maturity Date be considered or granted if any Unmatured Event of Default or Event of Default has occurred and is continuing, any of the representations and warranties set forth in this Agreement or any other Loan Document shall be determined to be, and remains, untrue or incorrect in any material respect, or any Material Adverse Change has occurred and is continuing. Borrower hereby acknowledges and agrees that Lender has not made any commitment to extend the Maturity Date and that Lender is not under any obligation to extend such Maturity Date or to consider any request for any such extension.

2.4 Fees. Section 2.5(a) of the Loan Agreement is hereby amended to provide that the annual facility fee shall be equal to .50% of the Commitment Amount then in effect. Such fee shall be paid as a condition of the effectiveness of this Amendment.

2.5 Unused Commitment Fee. The Section entitled “Unused Commitment Fee” in the Third Amendment to Borrowing Base Revolving Line of Credit Agreement dated as of January 23, 2008 to the Loan Agreement was erroneously identified as “Section 2.5(d)” when such section should have been identified as “Section 2.5(e)”. The identification of such section is hereby changed to “Section 2.5(e),” and such section is hereby amended and restated in its entirety as follows:

(e) Unused Commitment Fee. In addition, commencing as of August 14, 2008 and continuing thereafter until the Commitment has been terminated and the Loan paid in full, Borrower agrees to pay Lender a quarterly Unused Commitment Fee for each quarterly period that the Average Quarterly Outstandings is less than fifty percent (50%) of the Commitment Amount then in effect. As used herein, the term “Unused Commitment Fee” means that amount which is equal to the result of multiplying: (i) the difference between the Commitment Amount in effect during the applicable period and the Average Quarterly Outstandings for that same period by (ii) 0.15%. As used herein the term “Average Quarterly Outstanding” means, for each quarter (or portion thereof), the aggregate amount of the daily amount of outstanding Advances during the applicable period divided by the actual number of days in that period. Each Unused Commitment Fee shall be calculated by Lender with each such calculation being deemed conclusive absent manifest error. Each Unused Commitment Fee shall be due and payable in arrears within ten (10) days after the end of each quarterly period; provided that any such

Unused Commitment Fee, whether for the full quarterly period or any portion thereof, shall become immediately due and payable on the earlier of the Maturity Date or the occurrence of an Event of Default; provided, however, Unused Commitment Fees shall continue to accrue and be due and payable during the existence of any such Event of Default.

2.6 Lot Term Limits.

2.6.1 Land Under Development. Section 3.2(b)(A) of the Loan Agreement is hereby amended to replace the reference to “twenty-four (24) Calendar Months” with “eighteen (18) Calendar Months”. Section 3.2(b)(B) of the Loan Agreement is hereby amended to replace the reference to “thirty (30) Calendar Months” with “twenty-four (24) Calendar Months”.

2.6.2 A&D Completed Lots. Section 3.2(c) of the Loan Agreement is hereby amended to provide that the eligibility period for A&D Completed Lots may be extended for an additional twelve (12) Calendar Months upon written notice to the Lender no earlier than 90 days and no later than thirty (30) days prior to the expiration of such original time period and provided no Material Adverse Change, no Unmatured Event of Default nor any Event of Default has occurred and is continuing and further, provided that the Maximum Allowed Advance with respect to any such Lots shall be reduced during the extension term as set forth in the definition of “Maximum Allowed Advance.”

2.7 Aggregate Lot Concentration Limitation. Section 3.3(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

In no event shall the aggregate Collateral Value with respect to all Pre-Development Land, Land Under Development and A&D Finished Lots exceed 30% of the aggregate Collateral Value with respect to all Eligible Collateral within the Borrowing Base. Further, with respect to each Project, at no time shall the aggregate amount of the Project Costs for all Land Under Development for that Project exceed $15,000,000 unless consented to by Lender in writing as an additional condition precedent to the addition of such Project as an Approved Subdivision under the Borrowing Base.

2.8 Limitation on Number of Spec Units and Model Units. Section 3.6(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

At no time shall the aggregate number of Spec Units and Model Units with respect to any Approved Subdivision exceed the greater of (i) twelve (12) Units, or (ii) 1.25 times the number of Presold Units in such Approved Subdivision.

2.9 Financial Covenants. Section 7.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

WLH will maintain at all times through June 30, 2009, on a consolidating basis, a ratio of (a) Total Liabilities to (b) Tangible Net Worth that is equal to or less than 5.00 to 1. From and after July 1, 2009, WLH will maintain at all times, on a consolidating basis, a ratio of (a) Total Liabilities to (b) Tangible Net Worth that is equal to or less than 3.25 to 1. As used herein, the term “Total Liabilities” shall mean the book value of WLH’s assets less (i) Tangible Net Worth, (ii) “off-balance sheet” liabilities complying with the Financial Accounting Standards For Financial Interpretation No. 46 and (iii) minority interests in WLH consolidated entities, all as determined in accordance with GAAP.

2.10 Right to Set-Off. The following Section 9.12 is hereby added to the Loan Agreement:

9.12. No Set-Off. In consideration of Borrower’s and WLH’s establishment of depository accounts with Lender, Lender hereby waives any right of set-off it may have against such depository accounts upon the occurrence of an Event of Default.

3.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and will remain in full force and effect as modified herein, and as those Loan Documents may have been amended, restated or otherwise modified. Any property or rights to or interest in property granted as security in the Loan Documents will remain as security for the Loan and the obligations of Borrower in the Loan Documents. Each reference in any Loan Document to any other Loan Document will be a reference to such Loan Document as modified by this Amendment or as otherwise restated, amended or modified.

4.	REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Lender:

4.1 To the best of its knowledge, no Event of Default under the Loan Agreement, as modified herein, or any other Loan Document, as those Loan Documents may have been amended, restated or otherwise modified, has occurred and is continuing.

4.2 There has been no Material Adverse Change as of the date hereof.

4.3 Each and all representations and warranties of Borrower in the Loan Documents, as such Loan Documents may have been amended, restated or otherwise modified, are accurate on the date hereof in all material respects.

4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan Documents as modified by this Amendment or otherwise amended, restated or modified.

4.5 The Loan Documents, as modified by this Amendment or as otherwise amended, restated or modified, are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

4.6 Borrower is validly existing under the laws of the state of its formation and has the requisite power and authority to execute and deliver this Amendment and to perform the Loan Documents, as modified herein or as otherwise amended, restated or modified. Each of the certificates and resolutions previously delivered to Lender in connection with the Loan continue to be true and accurate in all material respects, have not been rescinded, revoked, terminated, limited, restricted or otherwise modified and continue in full force and effect. The execution and delivery of this Amendment and the performance of the Loan Documents, as modified herein or as otherwise amended, restated or modified, have been duly authorized by all requisite action by or on behalf of Borrower and all other requisite persons. This Amendment has been duly executed and delivered on behalf of Borrower.

5.	COVENANTS.

Borrower covenants with Lender that Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment.

6.	RELEASE.

Borrower represents and warrants that Borrower has no claims, counterclaims, defenses, or offsets with respect to the enforcement by Lender against Borrower of the Loan or the Loan Documents. Borrower further fully, finally and forever releases and discharges Lender and its respective successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature in law or equity that it has or in the future may have, whether known or unknown, with respect to the Loan and the Loan Documents or the actions or omissions of Lender in respect thereof to the extent such claims, counterclaims, defenses or offsets arose from events occurring prior to the date of this Agreement. It is the intention of Borrower that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to in this paragraph. Borrower acknowledges and represents that it has been advised by independent legal counsel with respect to the agreements contained herein and with respect to the provisions of California Civil Code Section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Borrower, being aware of said code section, expressly waives any and all rights it may have thereunder, as well as under any other statute or common law principle of similar effect, with respect to any of the matters released herein. The Agreement shall act as a release of all included claims, rights and causes of action, whether such claims are currently known, unknown, foreseen or unforeseen and regardless of any present lack of knowledge as to such claims. Borrower understands and acknowledges the significance and consequence of this waiver of California Civil Code Section

1542, and hereby assumes full responsibility for any injuries, damages, losses or liabilities released herein.

7.	CONDITIONS PRECEDENT TO THIS AMENDMENT.

This Amendment shall become effective and binding on Lender only upon satisfaction, as determined by Lender in its sole and absolute discretion, of the following conditions precedent:

7.1 No Event of Default. No Event of Default, Unmatured Event of Default or Material Adverse Change shall have occurred and be continuing as of the date of this Amendment.

7.2 No Mechanics’ Lien and/or Labor Claims against the Land. Borrower shall provide evidence to Lender, in a form and manner satisfactory to Lender in its sole and absolute discretion, that, there are no mechanic lien claims, labor claims or other claims for service or goods that could result in a lien or encumbrance against the Land (as that term is defined in the Loan Agreement).

7.3 Execution and Delivery of Amendment. Borrower shall have delivered to Lender a fully executed original of this Amendment and the attached Consent and Agreement. Lender has executed and delivered a fully executed copy of this Amendment to Borrower.

7.4 Execution and Delivery of Amended and Restated Note. Borrower shall have delivered to Lender a fully executed original of that certain Second Amended and Restated Borrowing Base Secured Promissory Note dated as of even date herewith.

7.5 Payment of Loan Fee. Borrower shall have paid, in immediately available funds, to Lender the loan fee set forth in Section 2.5(a) of the Loan Agreement, as amended pursuant to this Amendment.

7.6 Payment of Lender Costs. Borrower shall have paid, in immediately available funds, to Lender all of Lender’s fees, costs and charges incurred by Lender in connection herewith, including without limitation reasonable attorneys’ fees and costs.

7.7 Other Documents and Information. Borrower shall have delivered to Lender such other documents and information as Lender may reasonably require as a condition of the effectiveness of this Amendment.

8.	ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents, as modified herein, and as otherwise amended, restated or modified, contain the entire understanding and agreement of Borrower in respect of the subject matter thereto and supersedes all prior representations, warranties, agreements, arrangements, and understandings. No provision of such Loan Documents may be further changed, discharged, supplemented, terminated, or waived except in a writing signed by Lender and Borrower.

9.	BINDING EFFECT.

The Loan Documents as modified herein are binding upon, and inure to the benefit of Borrower and Lender and their respective successors and assigns.

10.	CHOICE OF LAW.

This Amendment and the attached Consent is governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles.

11.	COUNTERPART EXECUTION.

This Amendment and the attached Consent may be executed in one or more counterparts, each of which is deemed an original and all of which together constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment and the attached Consent to physically form one document.

[Signature Page Follows]

DATED as of the date first above stated.

BORROWER:

WILLIAM LYON HOMES, INC., a California corporation

By:	/s/ Michael D. Grubbs
Name:	Michael D. Grubbs
Its:	Sr. Vice President

By:	/s/ Richard S. Robinson
Name:	Richard S. Robinson
Its:	Sr. Vice President

[Signature Pages Continue on Following Page]

Signature Page to Fourth Amendment to Borrowing Base

Revolving Line of Credit Agreement

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Kurt Huisman
Name:	Kurt Huisman
Its:	Vice President

[End of Signature Pages – Consent and Agreement of Guarantor Follows]

Signature Page to Fourth Amendment to Borrowing Base

Revolving Line of Credit Agreement

CONSENT AND AGREEMENT OF GUARANTOR

Guarantor hereby consents to the foregoing Fourth Amendment to Borrowing Base Revolving Line of Credit Agreement (“Amendment”) and agrees to the terms and conditions thereof. Guarantor further represents, warrants and covenants to Lender as follows:

1. To the best of Guarantor’s knowledge, no Event of Default has occurred and is continuing.

2. There has been no Material Adverse Change with respect to Borrower or the Land.

3. Borrower continues to be validly existing under the laws of the state of its formation or organization and (1) Borrower has the requisite power and authority to execute and deliver the Amendment and to perform the Loan Documents as modified by the Amendment, and (2) the Guarantor has the requisite power and authority to execute and deliver this Consent and Agreement of Guarantor and to perform the Loan Documents to which it is a party, as those Loan Documents may have been amended, restated or otherwise modified.

4. Guarantor acknowledges: (i) receiving a copy of and reading the Amendment and all other Loan Documents, including any new Loan Documents and any restatements, amendments or modifications with respect to any existing Loan Documents, (ii) the accuracy of the Recitals in the Amendment, and (iii) the continued effectiveness of the Loan Documents to which the Guarantor is a party as those Loan Documents may have been amended, restated or otherwise modified by the Amendment or otherwise, and any other agreements, documents, or instruments securing or otherwise relating to thereto (collectively, the “Guarantor Loan Documents”).

5. Guarantor consents to the modification of the Loan Documents as set forth in the Amendment, and as set forth in any restatements, amendments or modifications with respect to any existing Loan Documents or Guarantor Documents, and as to all other matters as set forth in the Amendment and affirms and covenants to Lender that: (a) such Loan Documents and Guarantor Loan Documents (as restated, amended or otherwise modified) continue to be the legal, valid and binding obligation of Borrower and Guarantor (as applicable), enforceable against Borrower and the Guarantor (as applicable) in accordance with their terms, subject only to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by equitable principles of general application, and (b) any property or rights to or interests in property granted as security in the Guarantor Documents shall remain as security.

6. Guarantor represents and warrants that Guarantor has no claims, counterclaims, defenses, or off-sets with respect to the enforcement against Guarantor of the Guarantor Loan Documents. Guarantor further fully, finally and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature in law or equity that it has or in the future may have, whether known or unknown, with respect to the Loan and the Loan Documents (including without limitation, the Guarantor

Loan Documents) or the actions or omissions of Lender in respect thereof to the extent such claims, counterclaims, defenses or off-sets arose from events occurring prior to the date of the Amendment. It is the intention of Guarantor that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to in this paragraph. Guarantor acknowledges and represents that he has been advised by independent legal counsel with respect to the agreements contained herein and with respect to the provisions of California Civil Code Section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Guarantor, being aware of said Code section, expressly waives any and all rights he may have thereunder, as well as under any other statute or common law principle of similar effect, with respect to any of the matters released herein.

[Signature Page Follows]

DATED as of the date of the Amendment.

GUARANTOR:

WILLIAM LYON HOMES, a Delaware corporation

By:	/s/ Michael D. Grubbs
Name:	Michael D. Grubbs
Title:	Sr. Vice President

By:	/s/ Richard S. Robinson
Name:	Richard S. Robinson
Title:	Sr. Vice President

Signature Page to Consent and Agreement of Guarantor